                                                                    EXHIBIT 10.3
                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT, made this 3rd day of March, 1994, by and between SKYLANDS PARK MANAGEMENT, INC., having an address at 26 Eric Trail, Sussex, New Jersey 07461 ("Borrower") and MARC KLEE, having an address at c/o American Fund Advisors, Inc., 1415 Kellum Place, Suite 205, Garden City, New York 11530 ("Lender").

     WHEREAS, Borrower is the owner of certain real property located in Sussex, New Jersey, on which it is constructing a baseball stadium (the "Stadium"); and

     WHEREAS, Borrower is the owner of certain limited partnership units (the "Units") of that entity known as Minor League Heroes (the "Partnership"); and

     WHEREAS, Borrower wishes to borrow certain monies from Lender, and Lender wishes to lend certain monies to Borrower, in order for Borrower to meet certain financial obligations with respect to Borrower's construction of the Stadium.

     NOW, THEREFORE, in consideration of the mutual convenants and promises herein, all of which are deemed sufficient, it is hereby agreed to as follows:

     1. Immediately upon the full execution hereof, Lender shall lend to Borrower the amount of One Hundred Twenty Five Thousand Dollars ($125,000.00) (the "Loan"). The Loan shall be funded immediately upon the full execution hereof, by wire transfer, certified check, or cash, as determined in the sole discretion of the Borrower.

     2. The interest rate on the outstanding and unpaid principal amount of the Loan shall be twelve percent (12%) simple interest, as calculated on an annual basis assuming a 365-day year.

     3. The term of the Loan shall be six (6) months in length, beginning on March 3, 1994 and concluding on September 3, 1994 (the "Term").

     4. The Borrower shall make payments of principal and interest to the address of the Lender set forth hereinabove. The entire outstanding and unpaid principal amount of the Loan, together with any interest and penalties thereon, shall be due and payable at the end of the Term.

     5. Borrower may prepay the Loan without premium or penalty at any time during the Term upon no less than five (5) days prior notice by Borrower to Lender.

     If this is your understanding of the agreement between us, please so indicate your acceptance of the terms and conditions hereof by signing in the place indicated below and returning all copies of this agreement for countersignature. One fully executed copy of the agreement will be sent to you for your files.

Very truly yours,


SKYLANDS PARK MANAGEMENT, INC.

By:/s/ Frederick A. Voight
   -----------------------
Title: Chairman



ACCEPTED AND AGREED:


By: /s/ Marc H. Klee
    ----------------